PRESS RELEASE

GCM Grosvenor Reports First Quarter 2026 Earnings Results and Significant Progress Across Key Business Objectives with Substantial Growth in AUM and Fee-Paying AUM

CHICAGO, May 7, 2026 – GCM Grosvenor (Nasdaq: GCMG), a global alternative asset management solutions provider, today reported its results for the first quarter and full year 2026.
GCM Grosvenor issued a detailed presentation of its results to the Public Shareholders section of GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events.
The firm’s Board of Directors also approved a $0.12 per share dividend payable on June 15, 2026 to shareholders on record June 5, 2026.
Conference Call
A conference call to discuss GCM Grosvenor’s financial results will be held today, Thursday, May 7, 2026, at 10:00 a.m. ET. The call will be accessible via public webcast from the Public Shareholders section of GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events, and a replay of the live broadcast will be available on the website soon after the call’s completion.
The call can also be accessed by dialing (800) 330-6710 (toll-free) or (312) 471-1353 and using the passcode 3656159.
About GCM Grosvenor
GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $91 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform.
GCM Grosvenor’s experienced team of approximately 560 professionals serves a global client base of institutional and individual investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: gcmgrosvenor.com.
Non-GAAP Financial Measures
Included in the results above, we report certain financial measures that are not required by, or presented in accordance with, GAAP. Management uses these non-GAAP measures to assess the performance of our business across reporting periods and believes this information is useful to investors for the same reasons. These non-GAAP measures should not be considered a substitute for the most directly comparable GAAP measures, which we reconcile within the detailed presentation discussed above. Further, these measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measurements in isolation or as a substitute for GAAP measures including net income (loss). We may calculate or present these non-GAAP financial measures differently than other companies who report measures with the same or similar names, and as a result, the non-GAAP measures we report may not be comparable.
Share Repurchase Plan Authorization
GCMG’s Board of Directors previously authorized a share repurchase plan, which may be used to repurchase outstanding Class A common stock and warrants in open market transactions, in privately negotiated transactions including with employees or otherwise, as well as to retire (by cash settlement or the payment of tax withholding amounts upon net settlement) equity-based awards granted under the Company’s Amended and Restated 2020 Incentive Award Plan (or any successor equity plan thereto). The Company is not obligated under the terms of plan to repurchase any of its Class A common stock or warrants, and the size and timing of these repurchases will depend on legal requirements, price, market and economic conditions and other factors. The plan has no expiration date and the plan may be suspended or terminated by the Company at any time without prior notice. Any outstanding shares of Class A common stock and any warrants repurchased as part of this plan will be cancelled. As of March 31, 2026, the total share repurchase plan authorization was $255.0 million.

Public Shareholders Contact
Stacie Selinger
sselinger@gcmlp.com
312-506-6583
Media Contact
Abigail Ruck
H/Advisors Abernathy
abigail.ruck@h-advisors.global
212-371-5999
Source: GCM Grosvenor